UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

Date of Report:	September 20, 2007

DALECO RESOURCES CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction	(Commission File No)	(IRS Employee Identification No.)
of Incorporation)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382
(Address of principal executive offices)

Registrant’s telephone number, including area code:	610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

    Departure of Directors or Principals Officers, Election of Directors; Appointment of Principal Officers:

    The following individuals have been appointed to the Board of Directors of the Company effective as of September 1, 2007 to fill the vacancies created by the August 2007 resignations of Messrs. Stephan V. Benediktson and Nathan K. Trynin as Directors of the Company. Mr. Novinskie has also been appointed to serve as the interim Chief Executive Officer filling the vacancy created by Mr. Stephan V. Benediktson’s resignation.

    DAVID A. GRADY

David Grady is a lawyer with concentrations in wealth management and business, securities, real estate and construction matters. Most recently, Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., a small national firm based in Albuquerque, New Mexico, with business interests and activities in oil and gas, renewable energy, minerals, real estate, environmental assessment and remediation services, and government facilities management and operation. Mr. Grady received his B.A from Yale University in 1967 and his J. D. from the University of New Mexico in 1975. Mr. Grady's background includes U.S. Army Intelligence, mainframe computer sales and systems engineering with IBM in New York City, computer hardware export/import and computer software design/development (including financial and management information systems) with his firm in Southeast Asia. He has been a film and multi-media producer as well as a principal in a number of technology development firms and the owner/developer of several commercial, industrial, and multi-family real estate projects. Mr. Grady has served on the boards of directors of many business and non-profit organizations.

    GARY J. NOVINSKIE

Mr. Novinskie is the President and interim Chief Executive Officer of the Company. Mr. Novinskie has been the President of the Company since October 1996 and was previously the Chief Operating Officer of Deven Resources, Inc. Prior to his employment with Deven Resources, Inc., Mr. Novinskie was a Vice President of Broad Street Financial Company, a privately held holding company in Columbus, Ohio for four years. Mr. Novinskie also served as the President of Omni Exploration, Inc., a public oil and gas company for seven years, as Vice President in the Energy Lending Department of the Huntington National Bank in Cleveland, Ohio, and has held various engineering and management positions during his career with Amoco Production Company at various locations throughout the United States. Mr. Novinskie holds a B.S. from the Pennsylvania State University in Petroleum and National Gas Engineering, and an M.B.A from Case Western Reserve University, majoring in Banking and Financing.

    Mr. Grady and Mr. Novinskie have been provided with a copy of this 8-K and has been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Should the Registrant receive a letter from the appointed Director, the Registrant shall file same by Amendment to this Form 8-K within two business days after receipt of such a letter by the Registrant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation
(Registrant)

/s/ Gary J. Novinskie
Gary J. Novinskie, President